For period ended 10-31-10
Registrant Name: American Beacon Funds
File Number: 811-4984


Item 77.O     Transactions effected pursuant to Rule 10f-3.

The following Rule 10f-3 transactions were effected by the Emerging Markets Fund:

Security:                  POWSZECHNY ZAKLAD UBEZPIECZE S.A.
Date of purchase:          05/12/10
Date offering commenced:   05/12/10
Purchase price:            312.50 PLN
Commission rate:           0.2%
Syndicate Members:         Morgan Stanley, Credit Suisse,
                           Deutsche Bank AG London Branch,
			   Goldman Sachs International,
			   Dom Maklerski PKO Banku Polskiego,
			   Dom Maklerski Banku Ochrony Srodowiska
			   Spolka Akcyjna
Securities acquired from:  Goldman Sachs
Affiliated underwriter:    Morgan Stanley  & Co International
Amount purchased:          1,100
Total offering:            25,819,000


Security:                  IDFC Ltd.
Date of Purchase:          07/05/10
Date Offering commenced:   07/13/10
Purchase price:            168.25 INR
Commission Rate:           0.09%
Syndicate Members:         CLSA India Limited, Credit Suisse Securities
			   (India) Private Limited, Morgan Stanley
			   India Company Private Limited, IDFC Capital
			   Limited
Securities acquired from:  IDFC Capital Ltd
Affiliated Underwriter:    Morgan Stanley India Co
Amount purchased:          59,620
Total offering:            157,752,090


Security:                  Agricultural Bank of China H shares
Date of purchase:          07/08/10
Date offering commenced:   07/16/10
Purchase price:            3.20 HKD
Commission rate:           1.96%
Syndicate Members:         China International Capital Corporation Hong
			   Kong Securities Limited, Goldman Sachs (Asia)
			   LLC, Morgan Stanley Asia Limited, ABC
			   International, JP Morgan Securities Ltd,
			   Macquarie Capital Securities Ltd, Deutsche
			   Bank AG Hong Kong Branch, JP Morgan Securities
			   (Asia Pacific) Ltd, ABCI Securities Company Ltd,
			   BOCI Asia Limited, The Hongkong and Shanghai Banking
			   Corporation Ltd, China Everbright Securities (HK) Ltd,
			   BOCOM International Securities Ltd, Taifook Securities
			   Comp Ltd, Oriental Patron Securities Ltd, Guangdong
			   Securities Ltd.
Securities acquired from:  JP Morgan Securities Asia
Affiliated underwriter:    Morgan Stanley Asia & China Intn'l Cap Corp
Amount purchased:          736,000
Total offering:            25,411,765,000


Security:                  Xinjiang Goldwind Science & Technology Co. Ltd
Date of Purchase:          10/04/10
Date Offering commenced:   10/08/10
Purchase price:            17.98 HKD
Commission Rate:           2.50%
Syndicate Members:         China International Capital Corporation Hong
			   Kong Securities Ltd., JP Morgan Securities
			   (Asia Pacific) Ltd., Citigroup Global Markets
			   Asia Ltd., Goldman Sachs (Asia) L.L.C., Hai
			   Tong Securities (HK) Brokerage Ltd., Taifook
			   Securities Company Ltd.
Securities acquired from:  JP Morgan Securities Asia
Affiliated Underwriter:    China International Capital Corp.
Amount purchased:          13,000
Total offering:            395,294,000


Security:                  AIA Group Ltd
Date of Purchase:          10/22/10
Date Offering commenced:   10/29/10
Purchase price:            19.68 HKD
Commission Rate:           1.75%
Syndicate Members:         Citigroup Global Markets Asia Limited, Deutsche Bank
			   AG Hong Kong Branch, Goldman Sachs (Asia) LLC,
			   Morgan Stanley Asia Limited, Barclays Capital Asia
			   Limited, Merrill Lynch Far East Limited, CIMB
			   Securities (HK) Ltd., Credit Suisse (Hong Kong) Ltd,
			   ICBC International Securities Ltd., JP Morgan Securities
			   (Asia Pacific) Ltd, UBS AG Hong Kong Branch, BNP Paribas
			   Capital (Asia Pacific) Ltd, Boci Asia Limited, CCB
			   International Capital Ltd., Daiwa Capital Markets Hong
			   Kong Ltd., DBS Asia Capital Limited, Macquaire Capital
			   Securities Ltd, Nomura International (Hong Kong) Ltd,
			   Standard Chartered Securities (Hong Kong) Ltd, ABCI
			   Securities Company Ltd., Austrailia and New Zealand
			   Banking Group Ltd Hong Kong Branch, ING Bank N.V.,
			   London Branch, Keefe Bruyette & Woods Ltd.
Securities acquired from:  Deutsche Securities Asia
Affiliated Underwriter:    Morgan Stanley Asia Ltd.
Amount purchased:          203,000
Total offering:            5,857,413,800